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Exhibit 23

                           PricewaterhouseCoopers (Logo)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-100148) and Form S-8 (No. 33-92512, No. 333-85655, and No. 333-61794)) of Susquehanna Bancshares, Inc. of our report dated January 21, 2003, relating to the financial statements which appear in this Form 10-K.



/s/ PricewaterhouseCoopers LLP
Harrisburg, Pennsylvania

March 25, 2003